Exhibit 99.2

Salesforce Signs Definitive Agreement to Acquire Braze

SAN FRANCISCO & NEW YORK (OCTOBER 20, 2026) — Salesforce (NYSE: CRM), the world’s #1 AI CRM, today announced it has entered into a definitive agreement to acquire Braze (NASDAQ: BRZE), a leading customer engagement platform, for approximately $5.66 billion in enterprise value. Under the terms of the agreement, holders of Braze Class A common stock will receive $47.50 in cash per share.

Braze helps marketers build deeper customer relationships by responding to customer behavior in real time, coordinating personalized experiences across mobile apps, websites, email, SMS, WhatsApp, and more. Its cloud-native, event-streaming architecture is optimized for high-volume, real-time B2C engagement, continuously updating customer profiles and adapting customer journeys while powering trillions of messages and journey actions each year. BrazeAI extends these capabilities with AI-powered optimization across content, offers, channels, and timing, helping marketers make each interaction more relevant.

“Every interaction is an opportunity to wow your customers,” said Patrick Stokes, President, Applications and Marketing, Salesforce. “Most of that wow comes from knowing your customer, and responding at just the right moment. Braze was built to turn live customer behavior into personalized engagement at scale. Bringing that capability together with Salesforce Marketing Cloud, CRM, and Data 360 will deliver that wow moment in every customer interaction.”

“Braze was built on the conviction that marketers and their creativity are a brand’s ultimate competitive advantage,” said Bill Magnuson, CEO and Co-Founder of Braze. “This past year we shipped at the fastest pace in our history, and BrazeAI is helping marketers get their best ideas live faster. Salesforce shares our commitment to marketers, and we’ll continue building as Braze and investing in the Braze community of customers and partners who built this company with us. Salesforce’s platform will help us innovate faster and together we’ll help marketers around the world build deeper, more lasting relationships with their customers.”

AI is raising the bar for marketers, who now need agentic solutions that can understand customers, make decisions, and act in real time. Salesforce is moving to lead that shift, through both organic innovation and acquisitions that meet the standards of our M&A framework: advancing customer success, fitting within our strategy, accelerating innovation, and creating long-term value.

Following the close of the transaction, Braze’s real-time engagement and AI decisioning capabilities are expected to complement all four layers of Salesforce’s architecture — Data 360, Customer 360, Agentforce, and SIForce. Within Customer 360, Braze is expected to strengthen Marketing Cloud’s cross-channel personalization, helping brands turn a deeper view of each customer into richer experiences, optimized in real time at the scale needed to reach hundreds of millions of people.

These capabilities would advance Salesforce’s vision for a more complete Customer 360 and expand how brands connect with customers across high-volume B2C experiences. Salesforce and Braze also share a commitment to an open, composable approach that gives customers flexibility across the data, tools, and partners they rely on.

Together, Salesforce and Braze would help businesses:

●	Act on customer behavior in real time. Braze’s event-streaming architecture turns live customer signals and data from cloud data warehouses and other platforms into personalized messages and coordinated journeys, helping marketers adapt engagement as customers browse, buy, and use products.

●	Deliver richer experiences across channels. Braze’s deep mobile and app capabilities, including in-app messages, personalized content feeds, and live updates, work alongside email, web, and messaging channels to create more connected customer experiences.

●	Make personalization more intelligent. Braze’s AI decisioning helps marketers optimize content, offers, channels, and timing. Bringing these capabilities together with Salesforce’s customer context and Agentforce would help businesses make engagement more relevant and connect marketing with the broader customer relationship across commerce, sales, and service.

Braze serves approximately 2,770 customers, including Canva, Dairy Queen, Equinox, Instacart, Urban Outfitters, and Venmo. Led by co-founders Bill Magnuson and Jon Hyman, Braze would also bring deep expertise in mobile experiences, data engineering, and customer engagement to Salesforce Marketing Cloud.

Transaction Details

The transaction is expected to close in Salesforce’s fiscal year 2028, subject to customary closing conditions, including approval by Braze’s shareholders and receipt of required regulatory approvals. There is no anticipated change to Salesforce's FY27 guidance. Salesforce has not guided FY28 and there is no update to long-term targets at this time.

Advisors

J.P. Morgan Securities LLC is serving as exclusive financial advisor to Salesforce, and Wachtell, Lipton, Rosen & Katz and Covington & Burling LLP are serving as legal counsel to Salesforce.

Qatalyst Partners is serving as exclusive financial advisor to Braze, and Davis Polk & Wardwell LLP is serving as legal counsel to Braze.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the proposed acquisition of Braze by Salesforce. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “will”, “commitments,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based upon Salesforce’s and Braze’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of Salesforce’s and Braze’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties.

These risks and uncertainties include, among other things, statements regarding the expected benefits to Salesforce, Braze and their respective customers from completing the transaction, plans for future investment and capital allocation, the expected financial performance of Salesforce following the expected completion of the transaction, and the expected completion of the transaction. Statements regarding future events are based on the parties’ current expectations, estimates and projections and are necessarily subject to associated risks related to, among other things, (i) the completion of the proposed transaction on the anticipated terms and timing, or at all, including the parties’ ability to obtain regulatory approvals and the requisite vote by Braze shareholders and satisfy other conditions to the completion of the transaction, (ii) the effect of the announcement or pendency of the proposed transaction on Braze’s business, operating results, ability to retain and hire key personnel, and relationships with customers, suppliers, competitors and others, (iii) risks that the proposed transaction may disrupt Braze’s current plans and business operations or divert management’s attention from ongoing business operations, (iv) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (v) the risk that the merger agreement may be terminated in circumstances requiring Salesforce or Braze to pay a termination fee, (vi) the risk and outcome of any legal or regulatory proceedings related to the transaction, (vii) the potential effects on the accounting of the proposed transaction, (viii) legislative, regulatory and economic developments, (ix) general economic conditions, (x) restrictions during the pendency of the proposed transaction that may impact Braze’s ability to pursue certain business opportunities or strategic transactions, (xi) the retention of key personnel, (xii) the ability of Salesforce to successfully integrate Braze’s market opportunities, technology, personnel and operations and to achieve expected benefits, including the possibility that the expected benefits from the transaction will not be realized or will not be realized within the expected time period, (xiii) the possibility that competing offers may be made, (xiv) negative effects of the announcement or the consummation of the proposed acquisition on the market price of Salesforce’s common stock and/or operating results, (xv) significant transaction costs and expenses, and (xvi) unknown liabilities.

For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Salesforce’s and Braze’s respective periodic reports and other filings with the Securities and Exchange Commission (the “SEC”), including the risk factors identified in Salesforce’s and Braze’s most recent Annual Reports on Form 10-K, available at www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. Neither Salesforce nor Braze undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Additional Information and Where to Find It

This press release is being made in respect of a proposed transaction involving Salesforce and Braze. In connection with the proposed transaction, Braze intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. The information in the preliminary proxy statement will not be complete and may be changed. Braze will deliver the definitive proxy statement to its shareholders as required by applicable law. This press release does not constitute a solicitation of any vote or approval and is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BRAZE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Braze (when they become available) may also be obtained free of charge from Braze’s investor relations website at investors.Braze.com.

Participants in the Solicitation

Braze and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Braze’s directors and executive officers is available in Braze’s proxy statement for the 2026 annual meeting of stockholders, which was filed with the SEC on May 18, 2026 (the “2026 Annual Meeting Proxy Statement”, which is available at sec.gov/Archives/edgar/data/1676238/000114036126021908/ny20068382x2_def14a.htm#tIRD), and in other documents filed by Braze with the SEC. Please refer to the sections captioned “Information Regarding Director Nominees and Current Directors,” “Information Regarding the Board of Directors and Corporate Governance,” “Executive Officers,” “Compensation Discussion and Analysis,” “Pay Versus Performance,” “Non-Employee Director Compensation” and “Security Ownership of Certain Beneficial Owners and Management” in the 2026 Annual Meeting Proxy Statement. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement relating to the proposed transaction and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the proxy statement relating to the proposed transaction and such other materials may be obtained as described in the preceding paragraph.

No Offer or Solicitation

This press release is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Salesforce

Salesforce helps organizations of any size become agentic enterprises - integrating humans, agents, apps, and data on a trusted, unified platform to unlock unprecedented growth and innovation. Visit www.salesforce.com for more information.

About Braze

Braze is the leading customer engagement platform that empowers brands to Be Absolutely Engaging™. Braze helps brands deliver great customer experiences that drive value both for consumers and for their businesses. Built on a foundation of composable intelligence, BrazeAI™ allows marketers to combine and activate AI agents, models, and features at every touchpoint throughout the Braze Customer Engagement Platform for smarter, faster, and more meaningful customer engagement. From cross-channel messaging and journey orchestration to AI-powered decisioning and optimization, Braze enables companies to turn action into interaction through autonomous, 1:1 personalized experiences. The company has been consistently recognized as a Leader in marketing technology by industry analysts and was named a G2 “Best of Marketing and Digital Advertising Software Product” in 2026. Braze was also named one of Built In’s 2026 Best Places to Work, one of America’s Greenest Companies for 2025 by Newsweek, and a 2025 Fortune Best Workplace in Technology™ by Great Place To Work®. The company is headquartered in New York with 15 offices across the Americas, EMEA, and APAC. Learn more at Braze.com.

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